UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN
PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No._______)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

THE DAVEY TREE EXPERT COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒    No fee required
☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

THE DAVEY TREE EXPERT COMPANY 1500 North Mantua Street Kent, Ohio 44240 330.673.9511
Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Shareholders to Be Held on May 15, 2012

April 3, 2012

Control #:

WHITE/GREEN CARD

Dear Davey Shareholder:

You are receiving this letter because you are a Davey shareholder of record and/or a beneficial owner of shares in The Davey 401KSOP and ESOP. As a shareholder, you are entitled to vote your shares at our Annual Meeting of Shareholders. You received all proxy materials by mail in prior years. In order to make these documents available to you faster and more efficiently, as well as to reduce costs, we are making some changes to our process. This letter presents an overview of the materials available to you on the Internet and explains how the new process will work.

Please note that this letter is not a ballot. You cannot use this letter to vote your shares. On or about
April 13, 2012, shareholders of record will be mailed a white proxy card and beneficial owners in The Davey 401KSOP and ESOP will be mailed a green proxy card. Proxy cards are also available by Internet as described below; however, you cannot vote online.

You may view and print the proxy materials, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2011, 2011 Annual Report, Proxy Statement and blank proxy card, online at www.davey.com at any time before the Annual Meeting of Shareholders. Your proxy card, along with our 2011 Annual Report and another copy of this letter, will be mailed to you on or about April 13, 2012. When you receive your proxy card, we ask you to cast your vote and sign, date and return the proxy card in the postage-paid envelope provided. You may also vote by printing and completing a blank proxy card from our website.

—HOW TO ACCESS PROXY MATERIALS—

We encourage you to access and review all of the important information contained in the proxy materials before voting. You may access or receive proxy materials in the following manner:

1.	VIEW and PRINT the following proxy materials at any time beginning on April 3, 2012 and through the date of the Annual Meeting of Shareholders by Internet access:

•	Notice of 2012 Annual Meeting and Proxy Statement

•	2011 Annual Report

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2011

•	White Proxy Card for Shareholders of Record

•	Green Proxy Card for Beneficial Owners in The Davey 401KSOP and ESOP

TO VIEW AND PRINT BY INTERNET ACCESS: Go to www.davey.com.
Click the tab “About Us” and then click the “Corporate Information” link. This will take you directly to a menu of forms that you can view and/or print.

2.	To request and receive a PAPER or E-MAIL copy:
A hard copy of our 2011 Annual Report (excluding our 2011 Form 10-K) will be mailed to you along with your individual proxy card. All proxy materials are available on the Internet; however, if you prefer to receive a paper or e-mail copy of the Proxy Statement and Form 10-K for the upcoming and future shareholders meetings, you must request that these materials be sent to you. There is NO charge for requesting a copy; however, no paper or e-mail copy will be sent unless you submit the request. Please choose one of the following methods:

1)	By TELEPHONE: 1.800.447.1667, Ext. 1030

2)	By E-MAIL: sendproxy@davey.com

Please submit the request as instructed above on or before May 1, 2012 to facilitate timely delivery.

—CAST YOUR VOTE—
You will be asked to vote on the following matter: Elect one director to the class to serve for a three-year term of office expiring at the Company's 2015 Annual Meeting of Shareholders. The nominee for the Board of Directors is Karl J. Warnke.

The Board of Directors recommends that you vote for the nominee listed.

When you receive your proxy card in the mail, please sign, date and return your proxy card in the postage-paid envelope provided. If you prefer to vote by printing a blank proxy card from our website (see “How to Access Proxy Materials” in this letter), you must enter the control number printed on the April 3, 2012 letter. Please sign, date and mail the printed card to us at the following address:

The Davey Tree Expert Company
Attn: Proxy
PO Box 5193
Kent, OH 44240-5193
NOTE: Cards received without a control number and/or signature will not be voted.

—DIRECTIONS/ATTENDANCE/VOTING IN PERSON—
You are encouraged to attend the Annual Meeting of Shareholders which will be held on May 15, 2012 at 5:00 p.m. EST at the Davey Institute building, The Davey Tree Expert Company, 1500 North Mantua Street, Kent, Ohio 44240.

If you need directions to the Annual Meeting of Shareholders, please contact the Corporate Office at 1.800.447.1667, ext. 8340. If you attend the Annual Meeting of Shareholders, you will have the opportunity to vote in person by ballot. If you previously submitted your vote by returning your proxy card, you may revoke your proxy and vote in person.

We thank you for your attention and ask that you contact us with any questions.

Sincerely,

/s/ David E. Adante
David E. Adante
Secretary

***Exercise Your Right to Vote***